UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026

BUILDERS FIRSTSOURCE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40620	52-2084569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6031 Connection Drive Suite 400
Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 880-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BLDR	New York Stock Exchange NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2026, Builders FirstSource, Inc. (the “Company”) announced that, as part of its planned leadership transition, its Board of Directors (the “Board”) appointed Mike Hiller, Chief Talent Officer of the Company, as Chief Operating Officer-Designate effective May 18, 2026. Mr. Hiller will succeed Steve Herron, as Chief Operating Officer effective December 31, 2026. Mr. Herron has served as Chief Operating Officer of the Company since March 2023 and is retiring after over 15 years of dedicated service to the Company.

Mr. Hiller, 52, was appointed as Chief Talent Officer of the Company in November 2024. Prior to this appointment, he served as President – Central Division, since January 2021. Prior to joining the Company, Mr. Hiller served in various roles at BMC Stock Holdings, Inc., including Vice President – Intermountain Region from January 2017 to December 2020, Area Manager – Colorado from January 2015 to December 2016, and Area Manager – Utah from October 2011 to December 2014. Mr. Hiller has over 20 years of experience in the building products industry. He holds a Master of Business Administration and graduate certificate in finance from Westminster University.

Additionally, the Board appointed Coley O’Brien to succeed Mr. Hiller as Chief Human Resources Officer, effective May 18, 2026. Mr. O’Brien joins the Company from The Wendy’s Company, where he was Chief People Officer since March 2018.

The information required by Item 5.02(c)(3) of Form 8-K for Mr. Hiller has not been determined as of the date hereof. The Company will provide such information, if applicable, in an amendment to this Form 8-K within four (4) business days after the information is determined or becomes available.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The owners of 97,557,384 shares of the Company’s common stock, representing 88.20% of the voting power of all the shares of common stock issued and outstanding on March 16, 2026, the record date for the meeting, were represented at the Annual Meeting. Each share of common stock was entitled to one vote at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders voted on the following five proposals, as described in the Company’s 2026 Proxy Statement, and cast their votes as stated below.

Proposal No. 1: Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Vote
Paul S. Levy	83,059,970	5,605,020	64,482	8,827,912
Cheryl Ainoa	88,396,041	268,996	64,435	8,827,912
Cory J. Boydston	85,157,525	3,454,536	117,411	8,827,912
James O'Leary	87,641,001	1,023,805	64,666	8,827,912
Maria Renz	88,379,287	285,903	64,282	8,827,912
Craig Steinke	76,271,469	12,364,061	93,942	8,827,912

Proposal No. 2: Advisory vote on the 2025 compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
86,126,013	2,333,519	269,940	8,827,912

Proposal No. 3: Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for year 2026.

For	Against	Abstain	Broker Non-Vote
93,169,372	4,333,634	54,378	0

Proposal No. 4: Approval of the Builders FirstSource, Inc. 2026 Equity Incentive Plan.

The proposal to approve the Builders FirstSource, Inc. 2026 Equity Incentive Plan was approved.

For	Against	Abstain	Broker Non-Vote
86,712,552	1,885,973	130,947	8,827,912

Proposal No. 5: Approval of the Builders FirstSource, Inc. Employee Stock Purchase Plan.

The proposal to approve the Builders FirstSource, Inc. Employee Stock Purchase Plan was approved.

For	Against	Abstain	Broker Non-Vote
88,304,284	369,902	55,286	8,827,912

Item 7.01 Regulation FD Disclosure.

On May 18, 2026, the Company issued a news release announcing the leadership transition noted above. A copy of the news release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	News release issued by Builders FirstSource, Inc. on May 18, 2026.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

All of the information included in Items 7.01 and 9.01 of this report and Exhibit 99.1 hereto is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

Date:	May 18, 2026	By:	/s/ Alena Brenner
Alena Brenner, Executive Vice President, Chief Legal Officer and Corporate Secretary